EXHIBIT 99.01



                     Form of 1996 Stock Incentive Plan



                         DELTIC TIMBER CORPORATION

                         1996 Stock Incentive Plan


Section 1.  Purpose.

               The purpose of the Deltic Timber Corporation Stock Incentive Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

Section 2.  Definitions.

               Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the 1996 Stock Incentive
Plan:

               "Agreement" shall mean a written agreement setting forth the terms of an Award.

               "Award" shall mean any Option (which may be designated as a Nonqualified or incentive Stock Option), a Stock Appreciation Right or a Restricted Stock Award, in each case granted under this Plan.

               "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's death.

               "Board" shall mean the Board of Directors of the Company.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" shall mean the Executive Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time.

               "Common Stock" shall mean the Common Stock of the Company, $0.01 par value, subject to adjustment pursuant to Section 11.

               "Company" shall mean Deltic Timber Corporation, a Delaware corporation.

               "Employee" shall mean any person employed by the Company on a full-time salaried basis or by a subsidiary that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.

               "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

               "Nonqualified Stock Option" or "NQSO" shall mean an Epson granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

               "Normal Termination" shall mean a termination of employment (i) at normal retirement time, (ii) for permanent and total disability, or (iii) with Company approval, and without being terminated for cause.

               "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.

               "Opportunity Shares" shall mean additional shares of Common Stock which may be earned by an Employee pursuant to Section 8 hereof.

               "Option Holder" or "Holder" shall mean an Employee to whom an option has been granted

               "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee, shall have acquired on behalf of the Employee by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

               "Plan" shall mean this 1996 Stock Incentive Plan.

               "Replacement Shares" shall mean shares which may be awarded to Employees as Option(s) or as Restrictive Stock in such amount and at such value as may be determined by the Committee to be sufficient to replace similar awards from Murphy Oil Corporation which were forfeited by Employees by virtue of their employment by the Company.

               "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered and during which such stock is subject to forfeiture.

               "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to
Section 8 hereof.

               "Restricted Stock Award" shall mean an award of Restricted Stock pursuant to Section 8 hereof.

               "Stock Appreciation Right" or "SAR" shall mean the right of the holder to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by (b) the number of shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation shares of Common Stock, or any combination thereof as determined by the Committee.

Section 3.  Administration.

               The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. No member of the Committee. while he serves on the Committee, may be granted Awards under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

               The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one of its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

Section 4.  Stock Subject to the Plan.

               The aggregate maximum number of shares which may be issued under the Plan shall be 1.2 million. Subject to the aggregate maximum limit, the maximum number of shares available for Awards under the Plan in each calendar year during any part of which the Plan shall be in effect shall be one-half of one percent (0.5%) of the total issued and outstanding shares as of the date of issuance of the shares, excluding any Replacement Shares issued due to the spin-off from Murphy Oil Corporation. In subsequent years, the Committee may award up to one-half of one percent of the total issued and outstanding shares as of December 31 of the immediately preceding year for long-term Awards. Any and all such shares may be issued in respect of any of the types of Awards; provided, however no more than fifty percent (50%) of the shares available shall be available for Awards under the Plan shall be issued in respect of Restricted Stock. Unless otherwise determined by the Committee, all shares available in any year that are not granted under the Plan will not be available for grant for subsequent years

               If any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of shares of Common Stock or other consideration to an Employee, such shares, shall not increase the number of shares available for grant in such year.

Section 5.  Eligibility.

               Any Employee who is a director or an officer or who serves in any other key administration, professional or technical capacity shall be eligible to participate in the Plan. In addition the Committee may in any year include any other Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work.

Section 6.  Stock Options.

  A.   Grant of Options and Price.

       Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option, as shall be designated by the Committee at the time of the grant of such Option. Each Option shall be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may determine in accordance with the Plan. The maximum Option that an Employee may receive in a calendar year is 50,000 shares; and in addition, as to Incentive Stock Options, the aggregate fair market value (determined on the date the option is granted) any Employee may receive in any calendar year shall not exceed $100,000.

       The exercise price for the purchase of Common Stock to be issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option provided, however, that except with respect to the exercise price for Replacement Shares, such exercise price shall in no event be less than the fair market value of the Common Stock on the date such Option is granted. With respect to the exercise price for Replacement Shares, the Committee may fix an exercise price at any value as it may determine.

  B.   Exercise.

               The period during which an Option may be exercised shall be determined by the Committee; provided, that such period will not be longer than ten years from the date on which the Option is granted. The date or dates on which portions of an Option may be exercised during the term of an Option shall be determined by the Committee. In no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. An Option which is granted in tandem with a SAR may only be exercised upon the surrender of the right to exercise such SAR for an equivalent number of shares.

  C.   Payment for Shares.

               The exercise price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the exercise price may be paid in whole or in part in (i) cash, (ii) whole shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise, (iii) by a combination of such methods of payment, or (iv) such other consideration as shall be approved by the Committee.

Section 7.  Stock Appreciation Rights.

               Stock Appreciation Rights may be granted to participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose. A grant of a SAR shall be made pursuant to a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

               SARs may be exercised at such times or subject to such conditions as the Committee shall impose, either at or after the time of grant. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable. Option shares with respect to which a tandem SAR shall have been exercised for cash shall not again be available for an Award under this Plan. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Section 8.  Restricted Stock Awards.

               The Committee may make an award of Restricted Stock to selected Employees, evidenced by an Agreement which shall contain such terms and conditions, including without limitation, forfeiture provisions, as the Committee, in its sole discretion, may determine The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. The maximum Award that an Employee may receive in a calendar year is 50,000 shares.

               The Committee shall establish performance measures for each Restricted Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may include, but shall not be limited to, total shareholder return, growth in cash flow per share, growth in earnings per share, return on assets, or return on stockholder equity. The Committee may from time to time establish different performance objectives for certain operating subsidiaries or sectors of the business.

               Shares of Restricted Stock will be subject to forfeiture and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such time or until the satisfaction of such conditions or the occurrence of such events as shall be determined by the Committee either at or after the time of grant. Unless otherwise determined by the Committee at the time of grant, participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period.

               Unless otherwise determined by the Committee at the time of grant, participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Stock or other securities, such shares or securities shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid.

               Each Employee, who has received shares of Common Stock pursuant to a Restricted Stock Award with respect to which all of the restrictions set forth in Section 8 shall have lapsed or pursuant to an award of Opportunity Shares related to such Restricted Stock Award, shall also receive from the Company a cash payment in the year following the close of the Restricted
Period in an amount determined by the Committee, which amount is intended to allow such Employee to pay such Employee's tax liability (assuming the highest rates of tax applicable to any individual taxpayer in the year in which such payment is made) with respect to (i) such shares and (ii) such cash payment. Provided, however, unless otherwise determined by the Committee, the cash payment shall in no event exceed 50% of the fair market value of such shares as of the date that all of the restrictions set forth in Section 8 shall have lapsed or as to an award of Opportunity Shares as of the date of grant thereof.

Section 9.  Termination of Employment.

               Unless otherwise determined by the Committee, in the event a participant's employment terminates by reason of Normal Termination, any Options granted to such participant which are then outstanding may be exercised at the earlier of any time prior to the expiration of the term of the Options or within two (2) years after termination and any shares of Restricted Stock then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

               Unless otherwise determined by the Committee, in the event a participant's employment is terminated by reason of death, any Options granted to such participant which are then outstanding may be exercised by the participant's beneficiary or the participant's legal representative at any time prior to the expiration date of the term of the Options or within two (2) years following the participant's termination of employment, whichever period is shorter, and any shares of Restricted Stock then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

               Unless otherwise determined by the Committee, in the event the employment of the participant shall terminate for any reason other than the ones described in this Section, any Options granted to such participant which are then outstanding shall be cancelled and any shares of Restricted Stock then outstanding as to which the Restricted Period has not lapsed shall be forfeited.

               A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination.

Section 10.  Change in Control.

               Notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

               A "Change in Control" shall be deemed to have occurred if (i) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or Charles H. Murphy, Jr. and affiliates of Charles H. Murphy, Jr.) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) the stockholders or the Board of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger or in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company.

Section 11.  Adjustments upon Changes in Capitalization.

               In the event of any change in the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

Section 12.  Miscellaneous Provisions.

       No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.

       An Employee's rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's death, to the Employee's Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee in the Plan or in any Award shall be subject to any obligation or liability of such individual. An Award shall be exercisable, during an Employee's lifetime, only by him or her or his or her Personal Representative. Except as specified in the applicable Award agreement, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered on the transfer books of the Company.

       Any provision of the Plan or any Agreement to the contrary notwithstanding, no Common Stock shall be issued hereunder unless course' for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, or other securities laws.

       The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements in respect of any Award, or any exercise or vesting thereof under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit an Employee to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in either case having a fair market value sufficient to satisfy all or part of the participant's estimated total Federal, state, and local tax obligation associated with the transaction.

       The expenses of the Plan shall be borne by the Company, except as set forth above in subsection (d) of this Section.

       Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

       Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval of any such additional arrangement is required.

Section 13.  Amendment, Modification, and Termination of Plan.

               The Board may from time to time amend the Plan or any provision thereof without the consent of the stockholders except in the case of any amendments that require stockholder approval in order to comply with applicable law or provisions of stock exchange listing agreements.

               The Board may terminate the Plan in whole or in part at any time provided that no such termination shall impair the terms of Awards then outstanding under which the obligations of the Company have not been fully discharged.

Section 14.  Governing Law.

               The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.